SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K/A

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           February 8, 1999
                            Date of Report
                  (Date of Earliest Event Reported)

                          AMERICOM USA, INC.
        (Exact Name of Registrant as Specified in its Charter)

DELAWARE                           0-23769                      52-2068322
(State or other                 (Commission                 (I.R.S. Employer
jurisdiction of                 File Number)              Identification No.)
incorporation)

                          1303 Grand Avenue
                   Arroyo Grande, California 93420
               (Address of principal executive offices)

                             805/542-6700
                    Registrant's telephone number

                  CHATSWORTH ACQUISITION CORPORATION
                         1504 R Street, N.W.
                        Washington, D.C. 20009
                    Former name and former address


ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

      Not applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

             On February 8, 1999, AmeriCom USA, Inc. (the
"Registrant" or the "Company") effected the agreement and plan of reorganization by and among the Company, KSI Acquisition, Inc. (now Kiosk Acquisition, Inc.), Kiosk Software, Inc., a California company, and Lori Fisher, the principal shareholder of Kiosk
Software, Inc.

             Pursuant to the terms of the merger, Kiosk Software, Inc. was merged with and into Kiosk Acquisition Corporation and shares of the Company's common stock were issued to the shareholders of Kiosk Software, Inc. based on the following formula: (i) an exchange ratio computed by dividing 1,000,000 by the quantity of outstanding Kiosk Software, Inc. outstanding shares just prior to the merger, and (ii) the number of shares to be issued to Kiosk Software, Inc. shareholders to be equal to the product of the number of shares owned by such shareholder times the exchange ratio. The number of Kiosk Software, Inc. shares outstanding prior to the merger was 1,000,000 and the exchange ratio was one-for-one. The Company has issued 1,000,000 shares of common stock to date pursuant to the merger.

             For a period of 180 days following the closing of the merger, the exchange ratio is subject to adjustment if during that 180 day period the Company sells any shares of its common stock in its Regulation S offering for a sales price of less than $2.00 per share. The Company's Regulation S offering closed January 29, 1999 and it does not anticipate that the adjustment provisions of the agreement will be activated.

             The merger agreement also provided that outstanding options to purchase shares of common stock of Kiosk Software, Inc. would be exchanged for options to purchase shares of the Company, with the price and number of option shares subject to the exchange ratio. Pursuant to the Company's Qualified Stock Option Plan, an option for the purchase of 248,834 shares of the Company's common stock at a purchase price of $.40 per share was granted and options for the purchase of an aggregate of 231,266 shares of the Company's common stock at a purchase price of $1.30 were granted.

             The Company has advanced Kiosk Software, Inc. an aggregate amount of $629,950 to pay its outstanding liabilities.
The merger was completed on February 8, 1999.

             Lori Fisher, the principal shareholder of Kiosk
Software, Inc., was appointed a director, president and chief operating officer of the Company's subsidiary, Kiosk Acquisition, Inc. at an annual compensation of $100,000.

             Kiosk Software, Inc. was founded in January, 1994, in California as Supermarket Kiosks, Inc., to market retail kiosk called The RecipeCenter. The RecipeCenter is a custom designed kiosk cabinet containing a computer, thermal printer, touchscreen monitor, and proprietary shopper-friendly software program. The RecipeCenter displays and prints recipes, dispenses coupons, gives general store information, wine recommendations, and other information.

             In April, 1997, Supermarket Kiosks, Inc. changed its name to Kiosk Software, Inc. to expand the distribution of its kiosk products across a broader range of industries. Kiosk Software, Inc. provides complete kiosk development services from design through delivery. It specializes in multi-media software development in addition to full kiosk integration and support including graphics for effective user interface, custom cabinet design, multimedia software development and development of custom applications for education, retail and tourist environments. Kiosk Software, Inc. uses its proprietary software to manage and update remote systems from a central location. Kiosk Software, Inc. has thirteen employees and revenues for 1998 of $457,307 with a net loss of $35,680.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

      Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Not applicable.

ITEM 5.     OTHER EVENTS

      Not applicable.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      Not applicable.

ITEM 7.     FINANCIAL STATEMENTS

      The audited financial statements for Kiosk Software, Inc. for the years ending December 31, 1997 and December 31, 1998 are filed herewith.

ITEM 8.     CHANGE IN FISCAL YEAR

      On April 14, 1999, the Board of Directors of the Company adopted and approved the change of the Company's fiscal year to July 1 through June 30 of the following year. The Company intends to file a transitional report on Form 10-KSB for the period January 1, 1999 to June 30, 1999.

ITEM 9.     SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

      Not applicable.




EXHIBITS

10.1* Agreement and Plan of Reorganization by and among AmeriCom USA, Inc., KSI Acquisition, Inc., Kiosk Software, Inc., and Lori Fisher dated January 24, 1999

10.2*   First Amendment to Agreement and Plan of Reorganization

23.1    Consent of Accountants

_____________

Previously filed.





                         KIOSK SOFTWARE, INC.
                         FINANCIAL STATEMENTS
                   AS OF DECEMBER 31, 1998 AND 1997








                         KIOSK SOFTWARE, INC.
                              CONTENTS



  PAGE       1 -  INDEPENDENT AUDITORS' REPORT

  PAGE       2 -  BALANCE SHEETS AS OF DECEMBER 31, 1998
                  AND 1997

  PAGE       3 -  STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
                  DECEMBER 31, 1998 AND 1997

  PAGE       4 -  STATEMENT OF CHANGES IN STOCKHOLDERS'
                  DEFICIENCY FOR THE YEARS ENDED DECEMBER 31,
                  1998 AND 1997

  PAGE       5 -  STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
                  DECEMBER 31, 1998 AND 1997

  PAGES 6 - 17 -  NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER
                  31, 1998 AND 1997








                     INDEPENDENT AUDITORS' REPORT



To the Board of Directors of:
  AmeriCom USA, Inc.

We have audited the accompanying balance sheets of Kiosk Software, Inc. as of December 31, 1998 and 1997 and the related statements of operations, changes in stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kiosk Software, Inc. as of December 31, 1998 and 1997 and the results of their operations and their cash flows for the two years then ended in conformity with generally accepted accounting principles.




                              WEINBERG & COMPANY, P.A.



Boca Raton, Florida
April 23, 1999



                             KIOSK SOFTWARE, INC.
                                BALANCE SHEETS
                          DECEMBER 31, 1998 AND 1997

                                    ASSETS

                                              1998           1997
CURRENT ASSETS
 Cash                                      $   5,195      $     784
 Accounts receivable - net                    27,008         24,367

   Total Current Assets                       32,203         25,151

PROPERTY AND EQUIPMENT
 Furniture and equipment                     163,007        157,905
 Less: Accumulated depreciation             (147,923)      (112,759)

   Total Property and Equipment               15,084         45,146

OTHER ASSETS
 Computer software costs - net               174,868           -
 Startup costs - net                           1,156          8,391
 Organization costs - net                         32            232
   Total Other Assets                        176,056          8,623

TOTAL ASSETS                               $ 223,343      $  78,920


                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
 Loans payable
  under bank line of credit                $  29,400      $  45,013
 Current maturity of long-term debt           20,387           -
 Obligation under capital lease-current       10,057         12,481
 Accounts payable and accrued expenses        76,681         29,337
 Loans payable - nonrelated parties           39,358         29,267
 Loans payable - related parties               1,693          1,604
 Royalties received in advance                  -           150,000
   Total Current Liabilities                 177,576        267,702

LONG-TERM LIABILITIES
 Long-term debt - bank loan                  118,664           -
 Loans payable - related parties             301,600        139,978
 Obligation under capital lease                 -            10,057
   Total Long-term Liabilities               420,264        150,035

   Total Liabilities                         597,840        417,737

STOCKHOLDERS' DEFICIENCY
 Common stock, no par value;
  1,000,000 shares authorized;
  160,750 shares issued and
  outstanding                                441,159        441,159
 Accumulated deficit                        (815,656)      (779,976)
   Total Stockholders' Deficiency           (374,497)      (338,817)

TOTAL LIABILITIES AND STOCKHOLDERS'
 DEFICIENCY                               $  223,343      $  78,920

               See accompanying notes to financial statements.

                                      2


                             KIOSK SOFTWARE, INC.
                          STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                              1998            1997

NET SALES                                  $ 457,307       $ 235,230

COST OF SALES                                 36,432           1,661

GROSS PROFIT                                 420,875         233,569

OPERATING EXPENSES
 Salaries                                    187,174         232,516
 Advertising/Promotion                         2,719             458
 Amortization expense                         17,721           7,435
 Depreciation expense                         27,465          30,660
 Provision for doubtful accounts              17,150              -
 Auto expenses                                 2,583           2,542
 Commissions                                      90              -
 Contract services                            62,304         102,992
 Bank charges and fees                        11,520           2,256
 Insurance                                     5,560           5,169
 Internet provider expense                     1,037           1,079
 Legal and professional services               6,927          22,663
 Miscellaneous hardware/software               5,145          14,672
 Miscellaneous expense                         1,690           3,323
 Postage and shipping                          3,039           1,587
 Equipment leases                              3,986             749
 Office rent                                  19,200           1,800
 Reference books                               1,537             377
 Repair equipment                                290             549
 Supplies                                      1,980           3,329
 Taxes and licenses                            2,281             471
 Telephone expense                            13,884           8,104
 Travel, meals, and entertainment             12,273           5,712
 Utilities                                     3,376              -

   Total Operating Expenses                  410,931         448,443

INCOME (LOSS) FROM OPERATIONS                  9,944        (214,874)

OTHER (EXPENSE)
 Interest expense                            (37,925)        (26,946)
 Loss on impairment
  of long-lived assets                        (7,699)           -

   Total Other Expense                       (45,624)        (26,946)

NET LOSS                                  $  (35,680)      $(241,820)

NET LOSS PER COMMON SHARE                 $  (0.2220)      $ (1.5278)

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                          160,750         158,284



               See accompanying notes to financial statements.
                                      3

                             KIOSK SOFTWARE, INC.
                    STATEMENT OF STOCKHOLDERS' DEFICIENCY
                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                         Total
                          Common     Accumulated     Stockholders'
                          Stock        Deficit        Deficiency
Balance,
 December 31, 1996      $ 376,159    $  (538,156)    $   (161,997)

 Net loss 1997               -          (241,820)        (241,820)

 Common stock issued
  for cash                 30,011           -              30,011

 Common stock issued in
  exchange for debt to
  related party            34,989           -              34,989

Balance,
 December 31, 1997        441,159       (779,976)        (338,817)

 Net loss 1998               -           (35,680)         (35,680)

BALANCE,
 DECEMBER 31, 1998      $ 441,159    $  (815,656)    $   (374,497)

               See accompanying notes to financial statements.
                                      4



                             KIOSK SOFTWARE, INC.
                          STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                              1998            1997
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                  $ (35,680)      $(241,820)
 Adjustments to reconcile net loss
  to net cash used in
  operating activities:
  Depreciation and amortization               45,186          38,095
  Loss on impairment of long-lived assets      7,699            -
  Provision for doubtful accounts             17,150            -
Changes in assets and liabilities
(Increase) decrease in:
 Accounts receivable                         (19,791)        (42,639)
 Increase (decrease) in:
 Accounts payable and accrued expenses        47,344         (21,299)
 Royalties received in advance              (150,000)        150,000
   Net cash used in operating activities     (88,092)       (117,663)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment           (5,102)         (7,978)
 Capitalization of computer software costs  (185,154)           -
   Net cash used in investing
    activities                              (190,256)         (7,978)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in long-term debt-bank loan        139,051            -
 Increase in loans payable-related parties   161,711          93,854
 Increase (decrease) in loans payable -
  nonrelated parties                          10,091         (39,198)
 Increase (decrease) in loans payable-bank   (15,613)         45,013
 (Decrease) in capital lease obligation      (12,481)        (13,134)
 Proceeds from sale of common stock             -             30,011
   Net cash provided by financing
    activities                               282,759         116,546

INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                             4,411          (9,095)

CASH AND CASH EQUIVALENTS -
 BEGINNING OF YEAR                               784           9,879

CASH AND CASH EQUIVALENTS -
 END OF YEAR                               $   5,195       $     784

Cash paid during the year
 for:
  Interest                                 $  16,009       $   5,753

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

In 1997 5,363 shares of common stock were issued to the principal shareholder of the Company upon the conversion of debt of $34,989.



               See accompanying notes to financial statements.
                                      5



                             KIOSK SOFTWARE, INC.
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND
         ORGANIZATION

     (A) Description of Business

     Kiosk Software, Inc. (the Company) is a California corporation specializing in complete kiosk development services including custom cabinet design and multimedia software development for a wide variety of applications using its proprietary Kiosk Operating Suite.

     On February 8, 1999 one hundred percent of the Company's common stock was acquired by a subsidiary of AmeriCom USA, Inc. ("AmeriCom") an unrelated publicly held company. (See Note 12)

     (B) Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

     (C) Cash and Cash Equivalents

     For purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at time of purchase to be cash equivalents.

     (D) Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation. Expenditures from maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of the assets from five to seven years.

     (E) Organization and Start-up Costs

     Organization and start-up costs, which are included in other assets, are being amortized over 60 months on a straight line basis.
     Amortization expense for each of the years ended December 31, 1998 and 1997 was $7,435.

     (F) Computer Software Costs

     The Company accounts for the research and development costs and production costs of computer software in accordance with Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed"
     ("Statement No.86").

                             KIOSK SOFTWARE, INC.
                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND
         ORGANIZATION - (CONT'D)

     Under Statement No. 86 all costs incurred to establish the technological feasibility of a computer software product to be sold, leased, or otherwise marketed are considered research and development expenses that are expensed as incurred. Costs of producing product masters which include coding and testing performed subsequent to establishing technological feasibility but before the product is available for general release to customers are capitalized and amortized.

     (G) Income taxes

     The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("Statement No.109"). Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those assets or liabilities are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The available deferred tax asset arising from the Company's net operating loss carryforwards has been offset by a deferred tax valuation allowance on the entire amount.

     (H) Revenue Recognition

     The Company sells its Kiosk Operating Suite as a stand alone product or under development contracts with customers whereby the Company develops customized software applications or turnkey systems which include software, hardware, and custom cabinets. The contracts generally contain multiple elements with specified milestones and delivery dates and stipulated fees for each element. The time to completion and delivery of the development portion of the contracts generally does not exceed three to six months.

     The Company recognizes revenue under its development contracts in accordance with the Accounting Standards Executive Committee Statement of Position 97-2 "Software Revenue Recognition" ("SOP 97-2"). Under SOP 97-2 the Company recognizes revenue from the sale of stand alone products upon delivery and recognizes revenue for each element under development contracts at the time of delivery of that functioning element.

                             KIOSK SOFTWARE, INC.
                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND
         ORGANIZATION - (CONT'D)

     (I) Cost of Sales

     The Company purchases hardware for specific customer requirements under development contracts for turnkey systems. Hardware purchases are recorded as cost of sales. The Company did not maintain inventory at December 31, 1998 and 1997. During 1998 the Company incurred cost of sales primarily under two customer contracts for turnkey systems. During 1997 the Company did not have any turnkey systems development contracts and cost of sales represented sales of miscellaneous spare parts.

     (I) Earnings Per Share Data

     Net loss per common share for the years ended December 31, 1998 and 1997 is computed by dividing net loss by the weighted average common shares outstanding during the year as defined by Statement of Financial Accounting Standards, No. 128, "Earnings Per Share". The assumed exercise of common share equivalents was not utilized since the effect was anti-dilutive.

     (J) Stock Options

     The Company accounts for Stock Options under Accounting Principles
     Board Opinion No. 25 "(APB Opinion No. 25)" and related interpretations.

NOTE 2 - ACCOUNTS RECEIVABLE

     During 1998 93% of net sales was derived from three customers and during 1997 90% of net sales was derived from one customer.

     At December 31, 1998, 85% of accounts receivable was due from two customers. At December 31, 1997, 96% of accounts receivable was due from one customer.

     Accounts receivable were as follows at December 31:

                                         1998         1997

     Accounts receivable               $ 44,158     $ 24,367
     Allowance for doubtful accounts    (17,150)        -
                                       $ 27,008     $ 24,367

                             KIOSK SOFTWARE, INC.
                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

NOTE 3 - PROPERTY AND EQUIPMENT

     Property and equipment at December 31 consisted of the following:

                                       1998         1997
     Office equipment                $ 10,442     $ 10,442
     Office furniture                   3,414        3,414
     Computer equipment                34,212       29,110
     Computer software                  5,377        5,377
     Demonstration units               16,497       16,497
     Kiosk equipment                   32,040       32,040
     Kiosk equipment under
      capital lease                    61,025       61,025
      Less accumulated depreciation  (147,923)    (112,759)
                                     $ 15,084     $ 45,146

     Depreciation expense for the years ended December 31, 1998 and 1997 was $27,465 and $30,660, respectively.

     The Company applies Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". In evaluating the potential impairment of Property & Equipment as of December 31, 1998 the Company determined that their Kiosk equipment and Kiosk equipment under capital lease had no current use in its business plan and could not be sold and therefore had a net realizable value of zero. Accordingly the Company has written down the remaining net carrying value of these assets of $7,699 which has been included in Other expenses.

NOTE 4 - COMPUTER SOFTWARE COSTS

     The Company accounts for Computer software costs in accordance with Statement No. 86. Computer software costs are reported at the lower of unamortized costs or net realizable value. Commencing upon initial product release, these costs are amortized based on the straight-line method over the estimated life, generally three years. Although technology is subject to change, the Company believes that based on its projections the computer software costs are stated at net realizable value and fully recoverable. During 1998 the Company recorded amortization of Computer software costs of $10,286.

     Computer software costs at December 31 1998 were as follows:

     Computer software costs              $ 185,154
     Less accumulated amortization          (10,286)
                                          $ 174,868

NOTE 5 - LOANS PAYABLE - BANK

     The Company currently maintains a line of credit with a bank for $30,000. Outstanding balances under the line of credit accrue interest at a rate of 13.75% per annum with principal and accrued

                             KIOSK SOFTWARE, INC.
                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

NOTE 5 - LOANS PAYABLE - BANK - (CONT'D) interest due on demand. Indebtedness under this line of credit is guaranteed by the primary shareholder of the Company. The outstanding balance as of December 31, 1998 totaled $29,400.

     As of December 31, 1997 the Company maintained a line of credit with another bank for $50,000. Outstanding balances under the line of credit accrued interest at a rate of 15% per annum with principal and accrued interest due on demand. Outstanding amounts under the line of credit were personally guaranteed by the principal shareholder of the Company. In January 1998 the credit limit under the line of credit was increased to $100,000. Shortly thereafter this line of credit was canceled and replaced by the long-term debt (See Note 6). The outstanding balance as of December 31, 1997 totaled $45,013.

NOTE 6 - LONG-TERM DEBT

     In December 1997 the Company entered into a loan agreement with a bank with an original principal of $150,000, at an initial interest rate of 10.75% per annum, and a continuing interest rate of prime plus 2.75% beginning in the second month after the initial disbursement. The loan was funded in early 1998. Monthly principal and interest payments are $2,548.69 and the full unpaid balance of principal and interest is due seven years from the date of the loan. The loan is secured by a guarantee of the primary shareholder as well as a security interest in the Company's assets. The outstanding balance as of December 31, 1998 is $139,051.

                                              1998
     Long-term debt                         $139,051
     Less: Current maturities                 20,387
     LONG TERM DEBT - LESS CURRENT
       MATURITIES                           $118,664

     The aggregate amount of Long-term debt maturing in each of the five years subsequent to December 31, 1998 and thereafter is as follows:

     For the year ending December 31, 1999  $ 20,387
                                      2000    18,443
                                      2001    20,577
                                      2002    22,958
                                      2003    25,614
                                Thereafter    31,072
                                            $139,051

     In February 1999 the remaining balance of the long term debt was paid in full with funds advanced from AmeriCom (See Note 12).

NOTE 7 - LOANS PAYABLE-NONRELATED PARTIES

     The following schedule reflects loans payable to nonrelated parties at December 31:

                             KIOSK SOFTWARE, INC.
                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

NOTE 7 - LOANS PAYABLE-NONRELATED PARTIES - (CONT'D)

                                          1998            1997
     Note payable, interest at 12%
      per annum, due on demand,
      unsecured,                       $   14,197      $   15,262

     Loan payable, interest at 8%
      per annum, due on demand,
      unsecured                            12,975          14,005

     Loan payable, interest at 8%
      per annum, due on demand,
      unsecured                             5,880            -

     Loan payable, interest at 8%
      per annum, due on demand,
      unsecured                             6,306            -

                                       $   39,358       $   29,267

     In February 1999 the remaining balances of loans payable nonrelated parties was paid in full with funds advanced from AmeriCom (See Note 12).

NOTE 8 - LOANS PAYABLE RELATED PARTIES

     The following schedule reflects loans payable to related parties at December 31:
                                          1998             1997
     Note payable to related party
      interest at 10% per annum,
      due on December 31, 2001,
      unsecured,                       $  291,521       $  139,978

     Note payable to related party
      interest at 10% per annum,
      due on demand, unsecured             10,079             -

     Note payable to related party
      interest at 6% per annum,
      due December 31, 1997,
      unsecured                               341              323

     Note payable to related party
      interest at 6% per annum,
      due December 31, 1997,
      unsecured                               924              875

     Note payable to related party
      interest at 6% per annum,
      due December 31, 1997,
      unsecured                               214              203

                             KIOSK SOFTWARE, INC.
                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

NOTE 8 - LOANS PAYABLE RELATED PARTIES - (CONT'D)

     Note payable to related party
      interest at 6% per annum,
      due December 31, 1997,
      unsecured                               214              203

                                          303,293          141,582

     Less current maturities                1,693            1,604

     LOAN PAYABLE - RELATED PARTIES
      LESS CURRENT MATURITIES          $  301,600       $  139,978

     In February 1999 the remaining balances of loans payable - related parties were paid in full with funds advanced from AmeriCom (See Note 12).

NOTE 9 - COMMITMENTS AND CONTINGENCIES

     (A) Year 2000 Issues

     The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

     The Company uses a standard off the shelf accounting software package for all of its accounting requirements. Management has contacted the software vendor and confirmed that the accounting software is Year 2000 compliant. Management has contacted its critical vendors, suppliers, data-exchange partners, and clients to determine their own Year 2000 efforts and has not identified any Year 2000 compliance issues with those parties. The Company also warrants that their software developed for sale is Year 2000 compliant when used with recommended Year 2000 compliant hardware and third party operating systems. Costs of investigating Year 2000 compliance issues have not been material to date. As a result, management believes that the effect of investigating and resolving Year 2000 compliance issues will not have a material effect on the Company's future financial position or results of operations.

     (B) Capital Lease Agreement

     The Company leases "Kiosk equipment" (See Note 3) under a lease agreement dated May 26, 1994.

     Future minimum lease payments under the capital lease are as follows at December 31, 1998:

                             KIOSK SOFTWARE, INC.
                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997
NOTE 9 - COMMITMENTS AND CONTINGENCIES - (CONT'D)

     1999 Minimum lease payments      $ 10,699
     Less: interest                       (642)
     Obligation under capital
      lease - current                 $ 10,057

     (C) Operating Lease Agreement

     The Company leases corporate office space under an operating lease entered into in December 1997. The lease has a remaining term until December 31, 1999 with a renewal option for an additional year at the same rate.

     Future minimum lease payments for the operating lease are as follows at December 31, 1998:

                             1999     $ 19,200

     The Company leased office space during 1997 from its primary shareholder under a lease agreement dated January 24, 1994 with monthly lease payments of $150.

     (D) Agreements with Customers

     The Company enters into agreements with certain systems integrator customers whereby the customer is appointed as an Authorized Kiosk Software, Inc. Solution Partner for an initial term of 18 months, continuing on a month to month basis, thereafter. Such customers integrate the Company's products into a total system for end users. Under the agreements, the Company agrees to provide to the customers its (i) hardware and software products (ii) End-User License Agreements
     (iii) technical support and maintenance including software upgrades and
     (iv) marketing support. The customer agrees to purchase from the Company an Authorized Solution Partner Starter Kit and provide (i) marketing to end-users (ii) application software development, (iii) setup, configuration and operational support to end-users,(iv) software licensing to end-users and (v) various other support services to end-users. The Company retains all ownership rights, title and interest in and to all current and future revisions of or modifications to the licensed software.

     (E) Employment Agreements

     The Company enters into employment agreements with its technical employees. The agreements contain the following primary clauses to protect the Company: (i) avoidance of conflicts of interest, (ii) Company ownership of employee developments, (iii) confidentiality of Company sensitive or proprietary information, (iv) return of materials upon termination of employment , and (v) restrictions on competition. The agreements stipulate that employment may be terminated at any time and do not stipulate the consideration to be paid to the employee.

                             KIOSK SOFTWARE, INC.
                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

NOTE 9 - COMMITMENTS AND CONTINGENCIES - (CONT'D)

     (F) Consulting Agreement

     The Company entered into a consulting agreement effective on January 6, 1997. The agreement is established for a term of one year from the effective date and thereafter continues on a yearly basis until either the consultant or the Company agrees to terminate. The services provided by the consultant comprise application programming, hardware maintenance, and development project management. As consideration for the services provided, the Company pays consultant fees in the amount of $4,500 per month.

     (G) Royalty Agreement

     On January 28, 1994 the Company entered into a Royalty Agreement (the "Agreement") with its principal shareholder and president to pay royalties on "The RecipeCenter" product at (a) Five percent (5%) of "net sales proceeds", as defined in the Agreement, or (b) $12,000 for each twelve months the Agreement is in effect. The Agreement may be terminated by either party upon (a) default by the other party for a period exceeding 30 days or (b) the other party becoming insolvent or filing for bankruptcy. There were no sales related to "The RecipeCenter" product after 1996 and accordingly, no royalties expense was incurred during 1997 and 1998. Total accrued royalties and related accrued interest at December 31, 1998 and 1997 were $14,255 and $12,959, respectively.

NOTE 10 - DEVELOPMENT AND MARKETING AGREEMENT

     On February 12, 1997 (the "Effective date") the Company entered into a Development and Marketing Agreement (the "Agreement") with a telecommunications company (the "Customer"). Under the terms of the Agreement, the Company was to be paid a non-refundable software license fee of $100,000, refundable prepaid royalties of $150,000 during the five month period after the effective date, and other consulting fees as incurred. A royalties clause under the Agreement allowed the Company to earn royalties based upon the Customer's sale of the product developed under the Agreement to which the Company retained the ownership rights. The Agreement also contained a termination clause which stipulated a $150,000 termination fee be paid to the Company if the Customer voluntarily or involuntarily terminates the Agreement. The termination fee was to be paid first from the unexhausted prepaid royalties, if any. The $100,000 license fee and $150,000 prepaid royalty was received by the Company during 1997. The $150,000 prepaid royalty is reflected as an advance royalties liability at December 31, 1997.

     In May 1998, the Customer terminated the Agreement and the entire advance royalties liability totaling $150,000 was recorded as income by the Company in accordance with the Agreement.

                             KIOSK SOFTWARE, INC.
                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

NOTE 11 - STOCK OPTION PLAN

     On January 17, 1998 the Board of Directors adopted a Stock Incentive Plan (the "Plan"). The Plan was ratified by the shareholders on April 25, 1998. The plan was developed to provide a means whereby directors and selected employees, officers, agents, consultants, and independent contractors of the Company may be granted stock options to purchase common stock of the Company.

     The Company applies APB Opinion No. 25 and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for options issued under the plan as of December 31, 1998. Had compensation cost for the Company's stock-based compensation plan been determined on the fair value at the grant dates for awards under that plan, consistent with Statement of Accounting Standards No 123, "Accounting for Stock Based Compensation",(Statement No. 123) the Company's net loss for the year ended December 31, 1998 would have been increased to the pro-forma amounts indicated below.

     Net loss              As reported        $ (35,680)
                           Pro forma          $ (70,586)
     Net loss per share    As reported        $ (0.2220)
                           Pro forma          $ (0.4391)

     The effect of applying Statement No. 123 is not likely to be representative of the effects on reported net income (loss) for future years due to, among other things, the effects of vesting.

     The Stock Option Plan authorizes options up to an aggregate of 500,000 shares of the Company's Common Stock. The Company grants nonqualified and incentive stock options. Nonqualified options are generally granted to employees of the Company or any affiliate thereof at an exercise price equal to the fair market value of the common stock at the time of the grant although the final exercise price may also be established by the plan administrator. With regard to incentive options, which may be granted to any director, employee, officer, agent consultant or independent contractor of the Company or any affiliate thereof the exercise price established by the plan administrator may not be less than 100% of the fair market value of the common stock at the time of grant and may not be less than 110% of the fair market value of the common stock at the time of grant if granted to employees owning more than ten percent of the total voting power. The stock options vest over a period of up to four years. The term is established by the plan administrator and shall be ten years from the date of grant if not established. In the case of incentive stock options the term may in no event exceed 10 years, and may not exceed five years if granted to employees owning more than ten percent of the total voting power.

                             KIOSK SOFTWARE, INC.
                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

NOTE 11 - STOCK OPTION PLAN - (CONT'D)

     For financial statement disclosure purposes the fair market value of each stock option grant is estimated on the date of grant using the minimum value method in accordance with Statement No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.75%, and expected term of four years.

     A summary of the Company's Stock Option Plan as of December 31, 1998 and changes during the year is presented below:

                                                     Weighted-
                                       Number of      Average
                                        Shares     Exercise Price
     Stock Options
      Balance at beginning of
       period                               -              -
      Granted                             76,649      $   4.45
      Exercised                             -              -
      Forfeited                             -              -
      Balance at end of period            76,649      $   4.45

      Options exercisable at end
       of period                            -         $    -
      Weighted average fair value
       of options granted during
       the period                                     $   4.15

     The following table summarizes information about options outstanding at December 31, 1998:

                          Options Outstanding           Options Exercisable
                               Weighted-
                  Number        Average    Weighted      Number     Weighted
      Range of  Outstanding    Remaining    Average   Exercisable   Average
      Exercise  at December   Contractual  Exercise   At December   Exercise
        Price    31, 1998        Life        Price     31, 1998      Price

      $   2.20    40,000      9.33  Years  $   2.20         -         $  -
      $   6.50    15,389      9.98  Years  $   6.50         -         $  -
      $   7.20    21,260      7.63  Years  $   7.20         -         $  -
                  76,649      8.99  Years  $   4.45         -         $  -

     On February 8, 1999 one hundred percent of the Company's common stock was acquired by a subsidiary of AmeriCom. As part of the transaction, any unexercised options of the Company at the effective date of the merger were also converted to options of AmeriCom at a similar ratio as the common stock exchange. (See Note 12)

                             KIOSK SOFTWARE, INC.
                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

NOTE 12 - SUBSEQUENT EVENTS

     (A) Merger of the Company

     On February 8, 1999 (the "closing date") the Company consummated an Agreement and Plan of Reorganization (the "Agreement") entered into on January 24, 1999 (the "effective date") by and among the Company, the principal shareholder of the Company (the "Shareholder"), Kiosk Acquisition, Inc. (the "Acquirer"), and AmeriComUSA, Inc. ("AmeriCom"). Kiosk Acquisition, Inc. is a wholly owned subsidiary of AmeriCom formed specifically for the purpose of acquiring the Company. Under the terms of the Agreement, the Acquirer acquired one hundred percent of the issued and outstanding common stock of the Company in exchange for common stock of AmeriCom based on an exchange ratio formula as follows:
     (1) the exchange ratio was computed by dividing 1,000,000 by the quantity of outstanding Kiosk common shares just prior to the merger;
     (2) the number of shares issued to Kiosk shareholders was equal to the product of the number of shares of Kiosk owned times the ratio computed in (1) above. The 1,000,000 numerator of the exchange ratio shall be adjusted, as defined in the agreement, based on any stock sales taking place between the effective date of the Agreement and 180 days after the closing date of the Agreement, at a price below the $2.00 offering price of the AmeriCom Regulation S Private Placement. Any unexercised options of the Company at the effective date of the merger (See Note 11) were also converted to options of AmeriCom at a similar ratio as the common stock exchange discussed above. At completion of the merger, all shares of the Company were retired, the corporate existence of the Company was terminated, and Kiosk Acquisition, Inc.'s name was changed to Kiosk Software, Inc.

     Under the Agreement, the principal shareholder of the Company shall be employed by the Acquirer subsequent to the merger, as its President and Chief Operating Officer at an annual salary of $100,000 and as a director of such corporation.

     In contemplation of the merger, AmeriCom had advanced funds totaling $50,000 to the Company. Such advances are evidenced by two promissory notes in the amounts of $15,000 and $35,000 dated January 4, 1999 and January 19, 1999, respectively. The notes bear interest at 8% per annum with principal and accrued interest due on or before December 31, 1999. On the closing date of February 8, 1999, additional funds totaling approximately $605,000 were advanced to the Company to pay off substantially all of its liabilities.

     AmeriCom develops and markets software technology products that provide advertisers, web site owners, sponsors and affiliates with advanced Internet technology, revenue sharing, commercial efficiency, commercial effectiveness and operating savings. AmeriCom positions itself in the marketplace as an Internet Advertising Service Provider.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICOM USA, INC.


                                    By /s/ Robert M. Cezar
                                       Chief Executive Officer
                                       Director


Date: April 26, 1999